UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 18, 2012

Municipal Mortgage & Equity, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 600	Baltimore, Maryland	21202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2012, the registrant and Lisa M. Roberts executed an employment agreement effective as of October 1, 2011 pursuant to which Ms. Roberts continues to be employed as Chief Financial Officer. The employment agreement has a term ending on April 1, 2014 and provides for an annual base compensation of $400,000 as of October 1, 2011; $425,000 as of January 1, 2012; and $450,000 as of January 1, 2013. The agreement provides for incentive compensation payable in cash as determined by the Compensation Committee based on the recommendation of the CEO that Employee has met specific goals and objectives for each calendar year 2011, 2012 and 2013, which goals shall include but not be limited to timely filing of our Form 10K.

The employment agreement also contains the following terms and conditions:

We may terminate the agreement for cause, which includes Ms. Roberts’s gross negligence, intentional misconduct, conviction of a serious crime, breach of certain non-competition restrictions or breach of the duty of loyalty. "Cause" also includes certain violations of the law and certain failures by Ms. Roberts to perform services reasonably requested of her. If we terminate the agreement for cause or Ms. Roberts terminates the agreement for other than good reason (as defined in the Agreement), she will receive her base salary up through the date of termination but no portion of any incentive compensation for the fiscal year.

Upon termination of the agreement (i) by us without cause, (ii) by Ms. Roberts for good reason or (iii) upon disability, Ms. Roberts is entitled to receive benefits through the date of termination, a cash severance of $650,000 in the case of termination by us or her or $400,000 in the case of disability, in each case to be paid in four equal quarterly payments beginning on the first day of the first calendar month following the termination date, and any outstanding deferred cash and equity awards will become fully vested.

The agreement provides for a death benefit equal to $400,000 in the event of Ms. Roberts' death.

For the longer of twelve months following the expiration or termination of the agreement, or the remaining term of the agreement, Ms. Roberts has agreed not to compete with the company, not to divulge confidential company information, or solicit company employees or customers.

The agreement requires us to indemnify Ms. Roberts from any and all liability for acts or omissions performed in the course of her employment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.01 Employment Agreement between Lisa Roberts and the Registrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

January 19, 2012	By:	/s/ Michael L. Falcone
Name: Michael L. Falcone
Title: Chief Executive Officer and President